APPENDIX B
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                       INTELLIGENT ELECTRONICS, INC.
                     1995 EMPLOYEE STOCK PURCHASE PLAN
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          1.   Purpose.
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          The Intelligent Electronics, Inc. 1995 Employee Stock Purchase Plan
(the "Plan") is designed to provide all eligible employees of Intelligent Electronics, Inc., a Pennsylvania corporation (the "Company"), and its subsidiaries, an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          2.   Definitions.
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               a.   "Board" means the Board of Directors of the Company, as
constituted from time to time.

               b. "Committee" means the members of the Board's Compensation and Stock Option Committee, as constituted from time to time, or such other committee of the Board as shall have been designated to administer this Plan and which has at least two members.

               c. "Company" means Intelligent Electronics, Inc., a Pennsylvania Corporation, and any successor in interest to the business of the Company that agrees to adopt and maintain the Plan.

               d. "Compensation" means the Participant's total paid earnings from the Employer for the Plan Year, prior to adjustment for salary reduction contributions to a plan described in Code Section 401(k) or to a plan described in Code Section 125, excluding any portion of such earnings which represents bonus payments or awards, taxable fringe benefits (such as club dues, excess life insurance benefits, personal use of automobiles, or educational reimbursement), incentive awards or commissions.

               e. "Employer" means the Company and each of its wholly-owned subsidiaries, and any other corporation so designated by the Board, 50% or more of the voting stock of which is owned directly or indirectly by the Company.

               f. "Employee" means any person whose wages and other salary is required to be reported by the Company on Internal Revenue Service Form W-2 for federal income tax purposes; provided, however, that the term "Employee" shall not include any such person who is (i) customarily employed for not more than 20 hours per week by an Employer, (ii) customarily employed by an Employer for not more than 5 months in any calendar year, or (iii) an executive officer or director of the Company.

               g. "Leave of Absence" means an absence from active employment (not involving a retirement, quit, discharge, resignation or layoff) which is not due to an authorized vacation, and shall include an absence due to illness, compensable or non-compensable injury, personal emergency, or approved personal leave of absence.

               h. "Market Price" means, as of any date: (1) the closing price of the Common Stock as reported on the principal nationally recognized stock exchange on which the Common Stock is traded on such date, or if no Common Stock prices are reported on such date, the closing price of the Common Stock on the next preceding date on which there were reported Common Stock prices; or (2) if the Common Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Common Stock as reported by The Nasdaq Stock Market on such date, or if no Common Stock prices are reported on such date, the closing price of the Common Stock on the next preceding date on which there were reported Common Stock prices; or (3) if the Common Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, then the "Market Price" shall be determined by the Board acting in its discretion, in accordance with the standards set forth in Treasury Regulation Section 1.421-4(d)(7).

               i. "Offering" means each offer of Shares during an Offering Period pursuant to this Plan.

               j. "Offering Commencement Date" means July 1, 1995 (or such later date as may be determined by the Committee or the Board) and each subsequent January 1 and July 1.

               k. "Offering Period" means each six-month period ending on June 30 and December 31.

               l. "Option Price" means, with respect to a particular Offering Period, an amount equal to Price Percentage of the Market Price determined on the following dates, whichever date yields the lower Market
Price: (i) the first date of the Offering Period or (ii) the Purchase Date falling at the end of the Offering Period.

               m. "Participant" means an Employee who has agreed to participate in an Offering and who has met the requirements of paragraphs 3, 4, & 8.

               n. "Plan" means this Employee Stock Purchase Plan, as in effect from time to time.

               o.   "Plan Year" means a calendar year.

               p. "Price Percentage" means that percentage determined by the Committee or the Board from time to time; provided, however, that the Price Percentage shall be at least 85%, and further provided, that any change in the Price Percentage shall take effect no sooner than the next Offering Commencement Date following the change. Unless and until changed by the Committee or the Board, the Price Percentage shall be 90%.

               q. "Purchase Dates" means the dates on which options under the Plan are exercised, being December 31, 1995 with respect to the 1995 Plan Year to the extent an Offering is made during the 1995 Plan Year, and the June 30 and December 31 of each successive Plan Year to the extent subsequent Offerings are made under the Plan.

               r.   "Shares" means the shares of the Company's Common Stock.

          3.   Eligibility.
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               a.   Each Employee will be eligible to participate in the Plan
commencing on any Offering Commencement Date, provided such Employee has completed 180 days of service as of such entry date.

               b. For purposes of participation in the Plan, a person on authorized Leave of Absence will be deemed to be an Employee for the first 90 days of such authorized Leave of Absence and such Employee's employment will be deemed to have terminated at the close of business on the 90th day of such Leave of Absence unless such Employee has returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's authorized Leave of Absence, other than termination of such authorized Leave of Absence on return to full-time or part-time employment, will terminate an Employee's employment for all purposes of the Plan and will terminate such Employee's participation in the Plan and right to exercise any option. The Company will pay to the Participant any balance in his account without interest within 30 days after the date of termination. Notwithstanding the foregoing, an Employee who is absent by reason of a leave under the provisions of the Family and Medical Leave Act (FMLA Leave), or who ceases to become an Employee because of a reduction in hours caused by an intermittent FMLA Leave, shall continue to be a Participant throughout the FMLA Leave, and shall terminate participation only if the Employee does not return to work or resume Employee status at the expiration of the FMLA Leave.

               c. Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an option:

                    (1) if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company; or

                    (2) which permits such Employee to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 in fair market value of the Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding.

          4.   Commencement of Participation.
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               a.   An Employee shall become a Participant in the Plan by
completing an authorization for a payroll deduction on a form provided by the Company and filing it with the Company official designated by the Committee (the "Administrator"). Such Employee's participation will commence on the next Offering Commencement Date which is at least 30 days following the date the form is received by the Administrator. Payroll deductions for a Participant for each Offering in which the Participant elects to participate will commence as of the first day of the first payroll period that includes the Offering Commencement Date and will end on the last day of the payroll period that includes a Purchase Date, unless sooner terminated by the Participant as provided in paragraph 9.

          5.   Offerings.
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          The Company will make the Offerings to Employees to purchase Shares under this Plan, during which the amounts received as Compensation by an Employee will constitute the measure of such Employee's participation in the Offering.

          6.   Payroll Deductions.
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               a.   At the time an Employee files an authorization for
payroll deduction, that Employee will elect to have deductions made from his pay on paydays during the Offering Period expressed either as a dollar amount or as a whole percentage of his Compensation that, in either case, (1) does not exceed the lesser of $10,000 per Plan Year or 10% of his Compensation at the beginning of such Offering Period, and (2) is at least $10.00 per pay period. The dollar amount and percentage indicated in clause (1) of the preceding sentence may be changed from time to time by the Committee or the Board.

               b. All payroll deductions made for a Participant will be credited to such Participant's account under the Plan. A Participant may not make separate cash payments into such account.

               c. Participants may not change the amount authorized to be deducted from their Compensation during any Offering Period, except by withdrawal as provided in paragraph 9.

          7.   Granting of Option.
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          Each Participant participating in any Offering under this Plan will automatically be granted an option, on the Commencement Date of each Offering Period, for as many whole Shares as the Participant may be entitled to purchase with the payroll deductions credited to the Participant's account during such Offering Period as determined in accordance with Paragraph 8.

          8.   Exercise of Option.
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               a.   Subject to the limitations described in the remainder of
this paragraph 8(a), a Participant will be deemed to have exercised on a Purchase Date such Participant's option to purchase a number of full Shares determined by dividing the amount in each Participant's account by the Option Price and rounding down to the nearest whole number. On such Purchase Date, each Participant's account will be debited by the amount of the purchase. Notwithstanding any provision to the contrary contained herein, in no event will all Participants with respect to any Plan Year be permitted to exercise options exceeding an aggregate of 150,000 Shares (as such number may be adjusted from time to time by the Board to give effect to the types of transactions described in paragraph 14) with respect to any such Plan Year. If the number of Shares related to options to be exercised in any Plan Year exceeds 150,000, then the number of shares with respect to which each Participant will be deemed to have exercised will be reduced on a prorated basis so that the total number of shares for which all Participants will be deemed to have exercised options will approximate as closely as possible, but will not exceed, 150,000. No fractional Shares will be issued under the Plan.

               b. Participation or failure to participate in an Offering will not bar an Employee from participating in any subsequent Offering. Payroll deductions may be made under each Offering to the extent authorized by the Employee, subject to the maximum and minimum limitations imposed by this Plan. Any unused balance in a Participant's account at a Purchase Date after the exercise of options will be refunded as soon as is practicable, unless such Employee authorizes payroll deductions for the next Offering in which case the remaining balance will become the Employee's beginning balance.

          9.   Withdrawal.
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               a.   A Participant may withdraw payroll deductions credited to
his account under the Plan at any time by giving written notice to the Administrator not less than fifteen (15) business days before the next Purchase Date. The Company will pay to the Participant the balance in his account within fifteen (15) days after receipt of his notice of withdrawal, and no further payroll deductions will be made for that Participant during that Offering.

               b. A Participant's withdrawal will not have any effect upon his eligibility to participate in any succeeding Offerings.

               c. If a Participant retires during an Offering, no payroll deduction will be made from any Compensation owing to him at the time of his retirement and the balance in his account will be paid to him or, at his election, be used to purchase Shares as provided in paragraph 8. If a Participant's employment is terminated for any reason other than death, or if a Participant becomes an executive officer or director of the Company, no payroll deduction will be made from any Compensation owing to him at or after the time of such termination or the time the Participant becomes an executive officer or director of the Company, respectively, and the Company will pay to the Participant the balance, if any, in his account within 30 days after termination of employment or participation.

               d. If a Participant dies, the Company will pay the balance in his account in the same manner as Participant's last paycheck.

          10.  Interest.
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          No interest will be credited to any Participant's account
regardless of whether the funds therein are used to exercise options or are withdrawn, except as otherwise provided by Paragraph 17.

          11.  Shares.
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               a.   The Shares to be sold to Participants under this Plan may
be either authorized and unissued shares of Common Stock, treasury shares or shares of Common Stock purchased from shareholders of the Company, as determined by the Committee or the Board from time to time. The maximum number of shares available for sale under this Plan for all Offerings will be 500,000, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 14.

               b. None of the rights or privileges of a shareholder of the Company will exist with respect to shares purchased under this Plan unless and until certificates representing such shares have been issued and delivered.

               c. Shares to be delivered to a Participant under this Plan will be registered in the name of the Employee, or if so directed by written notice to the Company prior to the Offering Commencement Date of the pertinent Offering, in the names of the Employee and one other person as joint tenant, with right of survivorship as such Employee may designate, to the extent permitted by applicable law, or in the name of a registered broker-dealer.

          12.  Administration.
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          The Plan shall be administered by the Committee.  No member of the
Committee will be eligible to purchase Shares under the Plan. The Committee will be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. If no Committee is so designated, the Board shall administer the Plan. Any decision or action permitted hereunder to be made by the Committee may instead be made by the Board.

          13.  Transferability.
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          Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 9.

          14.  Changes in Capitalization.
               -------------------------
          If any option under this Plan is exercised subsequent to any stock dividend, split up, spin off, recapitalization, merger, consolidation, exchange of shares, or the like, occurring after such option has been granted, as a result of which shares of any class will be issued in respect of the outstanding shares, or shares will be changed into the same or a different number of the same or another class or classes, the number of shares to which such option will be applicable and the Option Price for such shares will be appropriately adjusted by the Committee.

          15.  Use of Funds.
               ------------
          All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate any payroll deduction.

          16.  Amendment or Termination.
               ------------------------
          The Board has complete power and authority to terminate, suspend or amend the Plan; except, however, that the Board cannot, without the approval of the shareholders of the Company (i) increase the maximum number of shares that may be issued under any Offering (except pursuant to paragraph 14); (ii) amend the requirements as to the class of Employees eligible to purchase stock under the Plan; or (iii) permit the members of the Committee if designated, to purchase Shares under the Plan. No termination, suspension or amendment of the Plan may without the consent of an Employee then having an option under the Plan to purchase Shares, adversely affect the rights of such Employee under such option.

          17.  Effective Date.
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          The Plan will become effective as of July 1, 1995, subject to approval of the Plan by the holders of the majority of the shares of Common Stock present and represented at a special or annual meeting of the shareholders held on or before June 30, 1996. If such shareholder approval is not received on or before June 30, 1996, all monies held in the accounts of Participants will be refunded to the Participants, with interest.

          18.  No Employment Rights.
               --------------------
          The Plan does not, directly or indirectly, create any right for any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it will not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

          19.  Effect of Plan.
               --------------
          The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation, such Participant's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Participant.

          20.  Governing Law.
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          The law of the Commonwealth of Pennsylvania will govern all matters relating to this Plan.